Exhibit 99.5

N E W S R E L E A S E
Corporate Headquarters 4350 Congress Street Charlotte, NC 28209 U.S.A. www.glatfelter.com

For Immediate Release	Contacts:
	Investors:	Media:
	Ramesh Shettigar	Eileen L. Beck
	(717) 225-2746	(717) 225-2793

Glatfelter Announces Offering of Senior Notes

Charlotte, North Carolina – October 12, 2021: Glatfelter Corporation (“Glatfelter” or the “Company”) (NYSE: GLT) announced today that it intends to offer $500 million in aggregate principal amount of senior notes due 2029 (the “Notes”), subject to market conditions. Each of the Company’s existing and future domestic restricted subsidiaries that guarantees the Company’s obligations under the Company’s credit facility (“Credit Facility”), which includes the Company’s revolving credit facility and term loan A facility, and/or certain other indebtedness will guarantee the Notes on a senior unsecured basis.

The net proceeds from the offering of the Notes, together with cash on hand, are expected to be used to pay the purchase price of the acquisition of PMM Holding (Luxembourg) AG (“Jacob Holm”), to repay certain indebtedness of Jacob Holm, to repay outstanding revolving borrowings under the Credit Facility, and to pay estimated fees and expenses.

The Company will make the offering pursuant to certain exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers of the Notes will offer the Notes only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, or outside the United States to certain persons in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

About Glatfelter

Glatfelter is a leading global supplier of engineered materials. The Company’s high-quality, innovative and customizable solutions are found in tea and single-serve coffee filtration, personal hygiene and packaging products as well as home improvement and industrial applications. Headquartered in Charlotte, North Carolina, the Company’s annualized net sales approximate $1 billion with customers in over 100 countries and approximately 2,550 employees worldwide. Operations include twelve manufacturing facilities located in the United States, Canada, Germany, France, the United Kingdom and the Philippines. Additional information about the Company may be found at www.glatfelter.com.

Caution Concerning Forward-Looking Statements

Any statements included in this press release which pertain to future financial and business matters are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipates”, “believes”, “expects”, “future”, “intends”, “plans”, “targets”, and similar expressions to identify forward-looking statements. Any such statements are based on the Company’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in the forward-looking statements. These factors include, but are not limited to: risks associated with the impact of the COVID-19 pandemic, including global and regional economic conditions, changes in demand for the Company’s products, interruptions in the Company’s global supply chain, ability to continue production by the Company’s facilities, credit conditions of the Company’s customers or suppliers, or potential legal actions that could arise due to the Company’s operations during the pandemic; disruptions of the Company’s global supply chain, including the availability of key raw materials and transportation for the delivery of critical inputs and of products to customers, and the increase in the costs of transporting materials and products; variations in demand for the Company’s products, including the impact of unplanned market related downtime, variations in product pricing, or product substitution; the impact of competition, changes in industry production capacity, including the construction of new facilities or new machines, the closing of facilities and incremental changes due to capital expenditures or productivity increases; risks associated with the Company’s international operations, including local economic and political environments and fluctuations in currency exchange rates; geopolitical matters, including any impact to the Company’s operations from events in Russia, Ukraine and Philippines; the Company’s ability to develop new, high value-added products; changes in the price or availability of raw materials the Company uses, particularly woodpulp, pulp substitutes, synthetic pulp, other specialty fibers and abaca fiber; changes in oil and other energy related prices and commodity raw materials with an energy component; the impact of unplanned production interruption at the Company’s facilities or at any of the Company’s key suppliers; disruptions in production and/or increased costs due to labor disputes; the gain or loss of significant customers and/or on going viability of such customers; the impact of war and terrorism; the impact of unfavorable outcomes of audits by various state, federal or international tax authorities or changes in pre-tax income and its impact on the valuation of deferred taxes; enactment of adverse state, federal or foreign tax or other legislation or changes in government legislation, policy or regulation; consumer and government focus on environmental, social and governance matters, including the impact on demand for single-use products; the Company’s ability to finance, consummate and integrate acquisitions, including the acquisitions of all the outstanding equity interests of Georgia-Pacific Mt. Holly LLC, Georgia-Pacific’s U.S. nonwovens business and of Jacob Holm; the effect of the announcement or pendency of the acquisition of Jacob Holm on the business relationships, performance, and businesses generally of the Company and Jacob Holm; risks that the acquisition of Jacob Holm disrupts the Company’s current plans and potential difficulties in retaining Jacob Holm employees as a result of the acquisition of Jacob Holm; the outcome of any legal proceedings that may be instituted against the Company related to the acquisition of Jacob Holm; the Company’s ability to implement business plans, forecasts, and other expectations after the closing of the acquisition of Jacob Holms, and identify and realize additional opportunities; and the other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). In light of these risks, uncertainties and other factors, the forward-looking matters discussed in this press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. More information about these factors is contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.